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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864,
No. 333-1620, No. 333-34693, No. 333-34695, No. 333-42653, No. 333-46887) of
Total Renal Care Holdings, Inc. of our report dated February 16, 1998, except as to the pooling of interest with Renal Treatment Centers, Inc. which is as of May 14, 1998, appearing on page F-2 in this Annual Report on Form 10K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10K/A.

PricewaterhouseCoopers LLP

Seattle, Washington
November 25, 1998